Exhibit 1.1

EXECUTION COPY

3,000,000 Shares

AMREIT, INC.

  COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

July 16, 2013

July 16, 2013

JEFFERIES LLC

as Representative of the several Underwriters
c/o JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

          AmREIT, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 3,000,000 shares (the “Firm Shares”) of common stock (par value $0.01 per share) of the Company (“Common Stock”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 450,000 shares of its Common Stock (par value $0.01 per share) (the “Option Shares”), if and to the extent that you, as Representative, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-189525), including a base prospectus covering the public offering and sale of certain securities, including the Shares (the “Base Prospectus”). Such registration statement, as amended by any amendments thereto filed prior to the Applicable Time (as defined herein), including the financial statements, exhibits and schedules thereto, including all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and any information otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” The information included in any prospectus or any amendment or supplement thereto that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated July 15, 2013 describing the Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 7:45 a.m. (New York City time) on July 16, 2013. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule II hereto, and the pricing information also included on Schedule II hereto.

          All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus and the Prospectus or to any amendment or supplement to any of the foregoing documents shall include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 of the Securities Act. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference pursuant to Item 12 of Form S-3 of the Securities Act in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, prior to the execution of this Agreement. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

          1.          Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, as of the date of this Agreement, as of the Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

                    (a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act and continues to satisfy all applicable requirements for the use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied and will comply when filed in all material respects with the requirements of the Exchange Act.

                    (b)          (i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not and will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, (iii) each preliminary prospectus and the Prospectus, when filed with the Commission, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares, (iv) the Time of Sale Prospectus (including any preliminary prospectus wrapper) does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date (as defined in Section 4) and at each applicable Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus (including any Prospectus wrapper), as of its date and as of the time of filing with the Commission pursuant to Rule 424(b), did not contain, and at the Closing Date (as defined in Section 4) and at any applicable Option Closing Date (as defined in Section 2), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or any post-effective amendment thereto, the Time of Sale Prospectus or the Prospectus or any amendments or supplements thereto, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

                    (c)          As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company has filed in connection with this offering or is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, such free writing prospectus, did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties with respect to statements or omissions in any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof. Each free writing prospectus that the Company has filed, or is required to file, in connection with this offering pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company in connection with this offering complies or will comply in all material respects with the requirements of the Securities Act. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

                    (d)          Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 hereof, and (ii) the completion of the Underwriters’ distribution of the Shares, the Company has not distributed and will not distribute any written offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, and the free writing prospectuses, if any, identified on Schedule II hereto.

                    (e)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on (i) any of the multi-tenant properties described in the Time of Sale Prospectus and the Prospectus as owned or leased by the Company (the “Multi-Tenant Properties”), (ii) the single-tenant properties, taken as a whole, described in the Time of Sale Prospectus and the Prospectus as owned or leased by the Company (the “Single-Tenant Properties” and, together with the Multi-Tenant Properties, the “Properties”) or (iii) the condition (financial or otherwise), earnings, business or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (each a “Subsidiary,” and together, the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

                    (f)          Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly formed or incorporated, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, has the corporate or similar power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company directly or through subsidiaries, free and clear of all pledges, liens, encumbrances, equities, claims or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Significant Subsidiary.

                    (g)          The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

                    (h)          The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

                    (i)          The shares of capital stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                    (j)          The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                    (k)          Except as described in the Time of Sale Prospectus and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except for such transfers as may be prohibited under a mortgage encumbering such Subsidiary’s properties.

                    (l)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Capitalization” except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans of the Company, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) other than with respect to any shares reserved pursuant to the AmREIT, Inc. 1999 Flexible Incentive Plan as disclosed in the Time of Sale Prospectus and the Prospectus, no shares of capital stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

                    (m)          On or prior to the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange (“NYSE”), subject to notice of issuance.

                    (n)          Neither the Company nor any Subsidiary is (i) in violation of its charter or bylaws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                    (o)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not conflict with or violate (i) the organizational documents of the Company or any Subsidiary or (ii) any provision of applicable law or any agreement or other instrument binding upon the Company or any Subsidiary, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except in the case of clause (ii) only, for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (A) such as have already been obtained, or will have been obtained by the Closing Date under the Securities Act, (B) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (C) such approvals as have been already obtained or may be required in connection with the approval of the Shares for listing on the New York Stock Exchange (the “NYSE”), and (D) such approvals as have been already obtained or may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

                    (p)          Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting (i) any of the Multi-Tenant Properties, (ii) the Single-Tenant Properties, taken as a whole, or (iii) the condition (financial or otherwise), earnings, business or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, or (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock or other form of ownership interests, other than ordinary and customary dividends.

                    (q)          The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Supplement Summary—The Offering,” “Underwriting,” “Description of Capital Stock,” “Restrictions on Ownership and Transfer,” and “Material U.S. Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or legal or governmental proceedings.

                    (r)          There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is a party or to which any of the Properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                    (s)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

                    (t)          Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (v) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials (as hereinafter defined) or any Environmental Laws. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.”

                    (u)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                    (v)          Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or as have been duly satisfied or waived), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement.

                    (w)          Neither the Company nor any of its Subsidiaries or affiliates, nor, to the Company’s knowledge, director, officer, or employee, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, or that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Company and its Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with applicable anti-corruption laws.

                    (x)          The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

                    (y)          Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                    (z)          (i) The Company or the Subsidiaries have good and marketable title (fee or, in the case of ground leases and as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, a valid leasehold interest) to each Property, in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or do not, singly or in the aggregate, materially adversely affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company or any of the Subsidiaries; (ii) except as otherwise set forth in or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the Company or any of the Subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Company or any of the Subsidiaries; (iii) except as otherwise set forth in or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which if consummated would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, and none of the Company or any of the Subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (iv) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company or any of the Subsidiaries; (v) the Company or a Subsidiary has obtained title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property, but at least equal to the original purchase price of each such Property, and all such policies of insurance are in full force and effect; (vi) except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company any of the Subsidiaries or, to the best knowledge of the Company, any tenant of any of the Properties, is in default under (x) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties, (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, or (z) any ground lease, sublease or operating sublease relating to any of the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (x), (y) and (z) immediately above any such default that would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; (vii) except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; and (viii) neither the Company nor any the Subsidiaries owns any real property other than the Properties and a vacant land parcel in Peoria, Illinois.

                    (aa)          To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

                    (bb)          The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                    (cc)          No labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent, which, in any such case, would, singly or in the aggregate, result in a Material Adverse Effect.

                    (dd)          The Company and each of the Subsidiaries carry, or are covered by, insurance from reputable insurers of recognized financial responsibility against such losses and risks and in such amounts as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, and all such policies of insurance are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such coverage expires, or (ii) obtain comparable coverage from similar insurers as may be necessary to continue its business as now conducted and at a cost that would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

                    (ee)          The Company and the Subsidiaries possess all permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

                    (ff)          Any statistical, demographic and market-related data included in the Registration Statement, Time of Sale Prospectus and Prospectus are based on or derived from sources that the Company believe to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to use such data from such sources.

                    (gg)          Neither the Company, nor any of its affiliates, has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (hh)          Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

                    (ii)          (i) The financial statements together with the related schedules and notes thereto of the Company and its consolidated Subsidiaries and (ii) the historical summary of gross income and direct operating expenses of Preston Royal Village, in each case included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the entities purported to be shown thereby (including the Company and its consolidated Subsidiaries and Preston Royal Village) as of the dates indicated and the results of the operations and the changes in the cash flows of the Company and its consolidated Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the U.S. (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included in the Registration Statement present fairly in all material respects the information required to be stated therein]; the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from the accounting records of the Company and its Subsidiaries and present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

                    (jj)          The Company and the Subsidiaries maintain (a) effective internal controls over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the rules and regulations of the Commission under the Exchange Act) and (b) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

                    (kk)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

                    (ll)            The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

                    (mm)        There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

                    (nn)          The accountants who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Exchange Act.

                    (oo)          Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

                    (pp)          No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which is not so described.

                    (qq)          Each subsidiary of the Company or the Company’s predecessor companies—American Assets Advisors Trust, Inc., a Maryland corporation (“ATI”), AmREIT, Inc., a Maryland corporation (the surviving entity after ATI’s merger with its external advisor and a subsequent name change in June 1998), AmREIT, a Texas real estate investment trust, and REITPlus, Inc., a Maryland corporation (collectively, the “Predecessor Company”)—that is a partnership or a limited liability company under state law (each a “Subsidiary Partnership”) is and has been properly classified as a partnership or disregarded entity, and not as a corporation or an association taxable as a corporation, for Federal income tax purposes throughout the period from April 22, 2008 through the date hereof (in the case of Subsidiary Partnerships of the Company), or March 17, 1994 through November 24, 2009 (in the case of Subsidiary Partnerships of the Predecessor Company), or, in the case of any Subsidiary Partnerships of the Company or the Predecessor Company that have terminated, through the date of termination of such Subsidiary Partnerships.

                    (rr)          The Company, the Predecessor Company, and each of the Subsidiaries have filed in a timely manner, and accurately and completely, all federal, state, local and foreign tax returns, reports, information returns and statements required to be filed through the date of this Agreement (or have properly requested and been granted extensions thereof, for which adequate reserves have been provided and reflected in the Prospectus), except where the failure to file such tax returns, reports, information returns and statements could not be expected to have a Material Adverse Effect, and the Company, the Predecessor Company, and each of the Subsidiaries have paid all taxes related thereto, including any tax assessment, fine or penalty levied against the Company or any of the Subsidiaries, except (i) for any taxes that are being contested in good faith and by appropriate proceeding or (ii) where the failure to pay such taxes could not be expected to have a Material Adverse Effect. There is no tax deficiency that has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, singly or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. All material tax liabilities are adequately provided for on the respective books of such entities.

                    (ss)          Each of the Company and the Predecessor Company was and has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for each taxable year commencing with its taxable year ended December 31, 2008 through the date hereof (in the case of the Company) or its taxable year ended December 31, 1994 through its taxable year ended November 24, 2009 (in the case of the Predecessor Company), and the Company’s organization and method of operation (as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation (inasmuch as they relate to the ability of the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

                    (tt)          Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company or any of its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          2.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $17.42875 a share (the “Purchase Price”) the respective number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 450,000 Option Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Option Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Option Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Option Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Option Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Option Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          3.          Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been executed as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $18.25 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.49275 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.16425 a share, to any Underwriter or to certain other dealers.

          4.          Payment and Delivery. Payment for the Firm Shares shall be made to the Company by wire transfer of funds immediately available to a bank account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July 19, 2013, or at such other time on the same or such other date, not later than August 2, 2013, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

          Payment for any Option Shares shall be made to the Company by wire transfer of funds immediately available to a bank account designated by the Company against delivery of such Option Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than ten business days after the date of such notice, as shall be designated in writing by you.

          The Firm Shares and Option Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Option Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

          5.          Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and any Option Closing Date, as applicable, are subject to the following conditions:

                        (a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as applicable:

                                       (i)            no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

                                       (ii)           there shall not have occurred any change, or any development involving a prospective change, in or affecting (x) any of the Multi-Tenant Properties, (y) the Single-Tenant Properties, taken as a whole, or (z) the condition (financial or otherwise), earnings, business or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries taken as a whole, from that set forth in the Registration Statement and the Time of Sale Prospectus as of the date of this Agreement that makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

                                       (iii)          the Prospectus and each free writing prospectus that the Company is required to file pursuant to Rule 433(d) shall have been timely filed with the Commission under the Securities Act.

                    (b)          The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, a certificate, dated as of the Closing Date or the Option Closing Date, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect set forth in Sections 5(a)(i) and (ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as the case may be.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                    (c)          The Underwriters shall have received on the Closing Date or the Option Closing Date, as applicable, an opinion of Bass, Berry & Sims PLC, outside counsel for the Company, dated the Closing Date or the Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters, with respect to the matters identified on Exhibit A-1 hereto.

                    (d)          The Underwriters shall have received on the Closing Date or the Option Closing Date, as applicable, an opinion of Venable LLP, Maryland counsel for the Company, dated the Closing Date or the Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters, with respect to the matters identified on Exhibit A-2 hereto.

                    (e)          The Underwriters shall have received on the Closing Date or the Option Closing Date, as applicable, the favorable tax opinion of Bass, Berry & Sims PLC, tax counsel for the Company, dated the Closing Date or the Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-3 hereto.

                    (f)          The Underwriters shall have received on the Closing Date or the Option Closing Date, as applicable, an opinion of Hogan Lovells US LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Underwriters.

                    (g)          The Underwriters shall have received, on the date hereof, a letter dated the date hereof, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

                    (h)          At Closing Date, and, if applicable, the Option Closing Date, the Underwriters shall have received from KPMG LLP a letter, dated as of Closing Date, and, if applicable, the Option Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                    (i)          The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and the officers, directors and stockholders of the Company listed on Schedule III hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                    (j)          The Common Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                    (k)          If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                    (l)          In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on or before the date of this Agreement and shall have become effective automatically upon such filing.

                    (m)          The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          6.      Covenants of the Company. The Company covenants with each Underwriter as follows:

                    (a)          To furnish to you, without charge, such number of signed copies as the Representative shall reasonably request of the Registration Statement and each amendment thereto (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto (without exhibits filed therewith) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement, or as soon as practicable thereafter, and during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act) in connection with sales of the Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                    (b)          To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, to file any free writing prospectus to the extent required by Rule 433(d) under the Securities Act, and to furnish copies of the Prospectus and each such free writing prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement, or as soon as practicable thereafter, in such quantities as you may reasonably request.

                    (c)          During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act), before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement without the Representative’s consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)) any prospectus required to be filed pursuant to such Rule.

                    (d)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus without the Representative’s consent. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act) in connection with sales of the Shares, any event shall occur or condition exist as a result of which any free writing prospectus conflicts with the information relating to the offering of the Shares contained in the Registration Statement then on file, forthwith to prepare, file with the Commission, if required by applicable law, and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to such free writing prospectus so that the statements in such free writing prospectus, as amended or supplemented, will no longer conflict with the Registration Statement.

                    (e)          During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act), to advise you promptly, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has been filed or becomes effective; (ii) when any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes; or (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, removing, suspending or terminating from listing or quotation the Common Stock, or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

                    (f)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

                    (g)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

                    (h)          To comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus. If, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act) in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser or (iii) amend the Registration Statement or amend or supplement the Time of Sale Prospectus or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative(s) with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, that the Company shall not file or use any such amendment or supplement to which the Representative(s) or counsel for the Underwriters shall reasonably object. The Company will give the Representative notice of its intention to make any filings pursuant to the Exchange Act from the date of this Agreement to the Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object, other than such filings as are required to be made pursuant to the Exchange Act.

                    (i)          During the period when a Prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act) under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

                    (j)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws or Canadian provincial securities laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for a period of not less than one year from the date hereof.

                    (k)          Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

                    (l)           To timely file such reports pursuant to the Exchange Act as are necessary to make generally available to the Company’s security holders and to you as soon as practicable an earnings statement for the purposes of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                    (m)         To use its reasonable best efforts to effect the listing, subject only to official notice of issue, of the Shares on the NYSE on or prior to the Closing Date.

                    (n)          To apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

                    (o)          To use its best efforts to meet the requirements to qualify as a REIT under the Code for its taxable year ending December 31, 2013, and to use its best efforts to continue to qualify for taxation as a REIT under the Code unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

                    (p)          To comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

          The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters (which consent may be withheld in its sole discretion), it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or any contract to purchase, purchase any option or any contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

          The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance of any shares of Common Stock granted pursuant to the Company’s 1999 Flexible Incentive Plan, (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (d) the issuance of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock, in the aggregate not to exceed 10% of the number of shares of Common Stock outstanding, as consideration for the acquisition of real estate assets, provided, however, that the recipients of shares of Common Stock issued in connection with such an acquisition shall be required to agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during the remainder of the 90-day restricted period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), (e) the filing of a registration statement or the issuance of Common Stock pursuant to a dividend reinvestment plan, (f) the filing of a registration statement on Form S-8 under the Securities Act with respect to the registration of Common Stock to be issued under the Company’s equity compensation plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided, that such plan does not provide for the transfer of Common Stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the directors or officers or the Company. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

          7.          Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (not to exceed $10,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) the cost of preparing and printing certificates representing the Shares, if any, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (except that the Underwriters shall pay all lodging, commercial airfare and other expenses attributable to employees of the Underwriters and one-half of the cost of any aircraft chartered in connection with the road show), provided, that each of the Company and the Representative shall agree upon the use of such aircraft in connection with the road show, (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in Section 1(b)(iv), (x) all costs and expenses related to the preparation, printing and distribution of one or more versions of the Time of Sale Prospectus and the Prospectus for distribution in Canada (often in the form of a prospectus wrapper), including related fees and expenses of Canadian counsel to the Underwriters, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7. It is understood, however, that except as provided in this Section 7 and Section 9 entitled “Indemnity and Contribution” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          (b)          If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(i) or (iii) hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          8.           Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

          9.         Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (as it relates to any preliminary prospectus, the Time of Sale Prospectus or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriter Information (as defined below) furnished to the Company in writing by such Underwriter through you expressly for use therein.

                    (b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an issuer free writing prospectus, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (as it relates to any preliminary prospectus, the Time of Sale Prospectus or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, in light of the circumstances under which they were made) not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information in the first three sentences of the first paragraph under the caption “Underwriting─Commissions and Expenses,” the information in the the first, second, third and fourth paragraphs under the caption “Underwriting—Stabilization” and the information in the first three sentences under the caption “Underwriting─Electronic Distribution” (the “Underwriter Information”).

                    (c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, or (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    (d)          To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                    (e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                    (f)          The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          10.          Termination. The Underwriters may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus or the Prospectus, any material adverse change in or affecting (a) any of the Multi-Tenant Properties, (b) the Single-Tenant Properties, taken as a whole, or (c) the condition (financial or otherwise), earnings, business or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries taken as a whole, (ii) trading generally on the NYSE Amex Equities or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iii) trading of any securities of the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange, (iv) a material disruption in securities settlement, payment or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

          11.          Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

              (i)          if the number of Defaulted Shares does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

              (ii)         if the number of Defaulted Shares exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Option Closing Date shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

          12.          Entire Agreement; No Fiduciary Duty. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

                        (b)          The Company acknowledges that in connection with the offering of the Shares, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

          13.          Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

          14.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          15.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

          16.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          17.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          18.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at Jefferies LLC 520 Madison Avenue, New York, New York 10022, Attention: General Counsel (Fax: (212) 284-2280); and if to the Company shall be delivered, mailed or sent to AmREIT, Inc., 8 Greenway Plaza, Suite 1000, Houston, Texas 38103, with a copy to Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Attention: John A. Good.

Very truly yours,

AMREIT, INC.

By:	/s/ Chad C. Braun
	Name:	Chad C. Braun
	Title:	Chief Financial Officer and
Chief Operating Officer

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED,

as of the date first above written:

By: JEFFERIES LLC

By:	/s/ Michael Judlowe
	Name:	Michael Judlowe
	Title:	Managing Director, Head of Real Estate Equity Originations

For itself and as Representative of the other Underwriters named in Schedule I hereto.

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Jefferies LLC	1,950,000

Robert W. Baird & Co. Incorporated	600,000

Capital One Securities, Inc.	150,000

PNC Capital Markets LLC	150,000

SunTrust Robinson Humphrey, Inc.	150,000

Total:	3,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated July 15, 2013.

2.	The following orally conveyed pricing information:

	a.	The Company is selling 3,000,000 shares of Common Stock.

	b.	The Company has granted an option to the Underwriters, severally and not jointly to purchase up to an additional 450,000 shares of Common Stock.

	c.	The public offering price per share for the Shares shall be $18.25.

II-1

SCHEDULE III

H. Kerr Taylor
Chad C. Braun
Tenel H. Tayar
Charles Scoville
Brett Treadwell
Robert S. Cartwright, Jr.
Philip Taggart
H.L. “Hank” Rush, Jr.
Brent M. Longnecker
Scot J. Luther
Mack D. Pridgen III

III-1